Exhibit 3.1 1 STATEMENT WITH RESPECT TO SHARES OF 6.000% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES U OF THE PNC FINANCIAL SERVICES GROUP, INC. The PNC Financial Services Group, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the “Corporation”), in accordance with the provisions of Section 1522(c) of the Pennsylvania Business Corporation Law of 1988, does hereby certify: The Capital Committee of the Board of Directors of the Corporation, in accordance with the Amended and Restated Articles of Incorporation, as amended, of the Corporation, the Amended and Restated Bylaws of the Corporation and applicable law, adopted the following resolution on April 21, 2022 creating a series of 10,000 shares of Preferred Stock of the Corporation designated as “6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series U”: “NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to and vested in the Capital Committee by the Board of Directors on August 12, 2021, the Non-Cumulative Perpetual Preferred Stock, Series U, par value $1.00 per share, of the Corporation established by the Board of Directors by resolution on August 12, 2021 shall be designated as the “6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series U” and the Capital Committee hereby fixes and determines the designations, voting rights, preferences, redemption rights, qualifications, privileges, limitations, restrictions and special or relative rights thereof as set forth below: RIGHTS AND PREFERENCES Section 1. Designation. A series of Preferred Stock designated the “6.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series U” (hereinafter called the “Series U Preferred Stock”) shall be established and the authorized number of shares that shall constitute such series shall be 10,000 shares, $1.00 par value per share and having a liquidation preference of $100,000 per share. The number of shares constituting Series U Preferred Stock may be increased from time to time in accordance with law up to the maximum number of shares of Preferred Stock authorized to be issued under the Amended and Restated Articles of Incorporation of the Corporation, as amended, less all shares at the time authorized of any other series of Preferred Stock. Shares of Series U Preferred Stock will be dated the date of issue, which shall be referred to herein as the “original issue date”. Shares of outstanding Series U Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Section 2. Ranking. The shares of Series U Preferred Stock shall rank: (a) senior, as to dividends and upon liquidation, dissolution and winding up, to the Common Stock, and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with the Series U Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be (collectively, “Series U Junior Securities”); and (b) on a parity, as to dividends and upon liquidation, dissolution and winding up, with the Series B Preferred Stock, Series O Preferred Stock, Series P Preferred Stock, Series R Preferred Stock, Series S Preferred Stock and Series T Preferred Stock and with any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series U Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be (collectively, “Series U Parity Securities”). The Corporation may authorize and issue additional shares of Series U Junior Securities and Series U Parity Securities without the consent of the holders of Series U Preferred Stock.

2 Section 3. Dividends. (a) Holders of Series U Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of assets legally available for the payment of dividends under Pennsylvania law, non-cumulative cash dividends for each quarterly Series U Dividend Period (as defined below) based on the liquidation preference of the Series U Preferred Stock of $100,000 per share at the following dividend rates (as applicable, the “Dividend Rate”): (i) from the original issue date to, but excluding, May 15, 2027 (the “First Reset Date”) at a fixed rate per annum of 6.000%. (ii) from and including the First Reset Date, during each Reset Period (as defined below), at a rate per annum equal to the five-year U.S. Treasury rate as of the most recent Reset Dividend Determination Date (as defined below) plus a spread of 3.000%. A “Series U Dividend Period” means the period from and including a Series U Dividend Payment Date (as defined below) to, but excluding, the next Series U Dividend Payment Date, except that the initial Series U Dividend Period will commence on and include the original issue date of the Series U Preferred Stock. (b) For any Reset Period beginning on or after the First Reset Date, the “five-year U.S. Treasury rate” will be determined by the calculation agent as the average of the yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturity, for five-year maturities, for the five Business Days (as defined below) preceding the applicable Reset Dividend Determination Date appearing (or, if fewer than five Business Days so appear, for such number of Business Days appearing) in the most recently published H.15 (as defined below) as of 5:00 p.m. (Eastern Time) on the applicable Reset Dividend Determination Date. Notwithstanding the foregoing, if the Corporation or its designee (which may be an affiliate of the Corporation), after consulting with the Corporation, determines on the relevant Reset Dividend Determination Date that the then-current Reference Rate (as defined below) (which as of the original issue date of the Series U Preferred Stock is the five-year U.S. Treasury rate) cannot be determined in the manner then applicable for such Reference Rate (a “Rate Substitution Event”), the Corporation or such designee, after consulting with the Corporation, may determine whether there is an industry-accepted successor rate to the then-current Reference Rate (such industry-accepted successor rate, the “Replacement Rate”). If the Corporation or such designee, after consulting with the Corporation, determines there is such a Replacement Rate, then the Replacement Rate will replace the then-current Reference Rate for all purposes relating to the Series U Preferred Stock (including the Dividend Rate) on such Reset Dividend Determination Date and thereafter. In addition, if a Replacement Rate is selected, the Corporation or its designee (which may be an affiliate of the Corporation), after consulting with the Corporation, may then adopt and make changes to (i) the Reset Date, the Reset Period, the Reset Dividend Determination Date, the day count convention, the Business Day convention, the definition of Business Day and the rounding conventions to be used and (ii) any other relevant methodology or definition for calculating such Replacement Rate, including any spread or adjustment factor needed to make such Replacement Rate comparable to the then-current Reference Rate (which as of the original issue date of the Series U Preferred Stock is the five-year U.S. Treasury rate), in each case in a manner that is substantially consistent with industry-accepted practices for the use of such Replacement Rate (the “Adjustments”). If the Corporation or its designee (which may be an affiliate of the Corporation), after consulting with the Corporation, determines that there is no such Replacement Rate, then the Reference Rate for the applicable Reset Dividend Determination Date will be deemed to be the same rate determined for the prior Reset Dividend Determination Date or, in the case of the first Reset Dividend Determination Date, 3.000%. “H.15” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Board or any successor. “Reference Rate” means, initially, the five-year U.S. Treasury rate; provided that if a Rate Substitution Event has occurred with respect to the five-year U.S. Treasury rate or the then-current Reference Rate, then “Reference Rate” means the applicable Replacement Rate. A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date. If any Reset Date falls on a date that is not a Business Day, such Reset Date will not be adjusted. A “Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date, and thereafter each successive period from and including each Reset Date to, but excluding, the next following Reset Date. A “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling three Business Days prior to the first day of such Reset Period.

3 In the event that the Corporation issues additional shares of Series U Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date if such shares are issued prior to the first Series U Dividend Payment Date and otherwise will accrue from the date on which such shares are issued (if it is a Series U Dividend Payment Date) or the Series U Dividend Payment Date next preceding the date on which such shares are issued. (c) If declared by the Board of Directors or a duly authorized committee of the Board of Directors, the Corporation will pay dividends on the Series U Preferred Stock quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2022 (each, a “Series U Dividend Payment Date”). If any date on which dividends would otherwise be payable is not a Business Day, then the Series U Dividend Payment Date will be the next Business Day without any adjustment to the amount of dividends paid. A “Business Day” means any day except a Saturday, a Sunday or a legal holiday in the City of New York or the City of Pittsburgh on which banking institutions are authorized or obligated by law, regulation or executive order to close. (d) Dividends will be payable to holders of record of Series U Preferred Stock as they appear on the Corporation’s stock register on the applicable record date, which shall be the 15th calendar day before the applicable Series U Dividend Payment Date, or such other record date, not exceeding 30 calendar days before the applicable Series U Dividend Payment Date, as shall be fixed by the Board of Directors or a duly authorized committee of the Board of Directors. (e) Dividends payable on the Series U Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30- day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series U Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series U Preferred Stock called for redemption. (f) The applicable Dividend Rate for each Reset Period from and including the First Reset Period will be determined by the calculation agent, as of the applicable Reset Dividend Determination Date. Promptly upon such determination, the calculation agent will notify the Corporation of the Dividend Rate for the Reset Period. Any calculation or determination by the calculation agent with respect to the Dividend Rate will be made in the calculation agent’s sole discretion and will be conclusive and binding absent manifest error. (g) Any determination, decision or selection that may be made by the Corporation or its designee (which may be an affiliate of the Corporation), after consulting with the Corporation, pursuant to the provisions of the Series U Preferred Stock set forth herein (including provisions relating to a Rate Substitution Event, such as any determination with respect to tenor, rate or adjustment, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or make or refrain from making any selection) will be made in the Corporation’s or such designee’s sole discretion, will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary herein, shall become effective without consent from the holders of Series U Preferred Stock or any other party. (h) Dividends on the Series U Preferred Stock will not be cumulative. If the Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend on the Series U Preferred Stock in respect of a Series U Dividend Period, then no dividend shall be deemed to have accrued for such Series U Dividend Period, be payable on the applicable Series U Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series U Dividend Period, whether or not the Board of Directors or a duly authorized committee of the Board of Directors declares a dividend for any future Series U Dividend Period with respect to the Series U Preferred Stock, the Corporation’s Common Stock, or any other class or series of the Corporation’s Preferred Stock. (i) Notwithstanding any other provision hereof, dividends on the Series U Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with the laws and regulations applicable thereto, including applicable regulatory capital rules. (j) During a Series U Dividend Period, so long as any share of Series U Preferred Stock remains outstanding, unless, in each case, the full dividends for the preceding Series U Dividend Period on all outstanding shares of Series U Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside: (1) no dividend shall be declared or paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Series U Junior Securities (other than (i) a dividend payable solely in Series U Junior Securities or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan); (2) no shares of Series U Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a result of a reclassification of Series U Junior Securities for or into other Series U

4 Junior Securities, (ii) the exchange or conversion of one share of Series U Junior Securities for or into another share of Series U Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series U Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series U Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series U Junior Securities pursuant to a contractually binding requirement to buy Series U Junior Securities existing prior to the preceding Series U Dividend Period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of Series U Junior Securities pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and (3) no shares of Series U Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation other than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series U Preferred Stock and such Series U Parity Securities, except by conversion into or exchange for Series U Junior Securities. (k) When dividends are not paid in full upon the shares of Series U Preferred Stock and any Series U Parity Securities, all dividends declared upon shares of Series U Preferred Stock and any Series U Parity Securities will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Series U Dividend Period per share on the Series U Preferred Stock, and accrued dividends, including any accumulations, on any Series U Parity Securities, bear to each other. (l) Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the Common Stock and any other class or series of capital stock ranking equally with or junior to Series U Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series U Preferred Stock shall not be entitled to participate in any such dividend. Section 4. Liquidation. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series U Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities of creditors and depositors and subject to the rights of holders of any securities ranking senior to Series U Preferred Stock, before any distribution of assets is made to holders of Common Stock or any Series U Junior Securities, a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series U Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution. (b) In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series U Preferred Stock and all holders of any Series U Parity Securities, the amounts paid to the holders of Series U Preferred Stock and to the holders of all Series U Parity Securities will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series U Preferred Stock and all holders of any Series U Parity Securities, the holders of Series U Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences. (c) For purposes of this section, neither the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series U Preferred Stock receive cash, securities or property for their shares, nor the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall constitute a liquidation, dissolution or winding up of the Corporation. Section 5. Redemption. (a) The Series U Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Corporation may redeem the Series U Preferred Stock at its option, in whole or in part, from time to time, on any Series U Dividend Payment Date on or after the First Reset Date, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Neither the holders of Series U Preferred Stock nor the holders of depositary shares will have the right to require the redemption or repurchase of the Series U Preferred Stock. Notwithstanding the foregoing, the Corporation may redeem shares of the Series U Preferred Stock at any time within 90 days following the occurrence of a Regulatory Capital Treatment Event (as defined below), in whole but not in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends and an amount equal to the partial dividend that would have accrued from the prior scheduled Series U Dividend Payment Date to the redemption date. A “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is

5 enacted or becomes effective after the initial issuance of any share of Series U Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series U Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series U Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series U Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any appropriate successor federal banking regulator or agency), as then in effect and applicable, for as long as any share of Series U Preferred Stock is outstanding. Redemption of the Series U Preferred Stock is subject to compliance with applicable regulatory capital rules, including any applicable approvals. (b) If shares of Series U Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series U Preferred Stock to be redeemed, mailed not less than 5 calendar days nor more than 30 calendar days prior to the date fixed for redemption thereof (provided that if the depositary shares representing Series U Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”), the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series U Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares of Series U Preferred Stock to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series U Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares of Series U Preferred Stock to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series U Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series U Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series U Preferred Stock, such shares of Series U Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus (A) in the case of any optional redemption, any declared and unpaid dividends, without accumulation of any undeclared dividends, or (B) in the case of a Regulatory Capital Treatment Event, any declared and unpaid dividends and an amount equal to the partial dividend that would have accrued from the prior scheduled Series U Dividend Payment Date to the redemption date. (c) In case of any redemption of only a portion of the shares of Series U Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be equitable. Section 6. Voting Rights. (a) Except as provided below or as expressly required by law, the holders of Series U Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock. (b) So long as any shares of Series U Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series U Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (i) authorize, increase the authorized amount of or issue shares of any class or series of stock ranking senior to the Series U Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, or issue any obligation or security convertible into or evidencing the right to purchase any class or series of stock ranking senior to the Series U Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; (ii) amend the provisions of the Corporation’s Amended and Restated Articles of Incorporation, as amended, so as to adversely affect the powers, preferences, privileges or rights of Series U Preferred Stock, taken as a whole, provided, however, that any increase in the amount of the authorized or issued shares of Series U Preferred Stock or authorized common or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock ranking equally with or junior to Series U Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of Series U Preferred Stock; or (iii) consolidate with or merge into any other entity unless the shares of Series U Preferred Stock outstanding at the time of such consolidation or merger remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving entity, are converted into or exchanged for preference securities having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series U Preferred Stock, taken as a whole. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series U Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series U Preferred Stock to effect such redemption. (c) If the Corporation fails to pay, or declare and set apart for payment, dividends on outstanding shares of Series U Preferred Stock or any other series of Preferred Stock for six quarterly dividend periods, or their equivalent, whether or not consecutive, the

6 number of directors of the Corporation shall be increased by two at the Corporation’s first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding shares of Preferred Stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of Series U Preferred Stock shall have the right, voting as a class with holders of any other equally ranked series of Preferred Stock that have similar voting rights, to elect such two additional members of the Board of Directors to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors of the Corporation shall be reduced by two, and such voting right of the holders of Series U Preferred Stock shall cease, subject to an increase in the number of directors of the Corporation as described above and revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, or their equivalent, whether or not consecutive, as described above. Section 7. Conversion Rights. The holders of Series U Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation. Section 8. Preemptive Rights. The holders of Series U Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock. Section 9. Certificates. The Corporation may at its option issue shares of Series U Preferred Stock without certificates. Section 10. Transfer Agent. The duly appointed transfer agent for the Series U Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of Series U Preferred Stock. Section 11. Registrar. The duly appointed registrar for the Series U Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of Series U Preferred Stock. Section 12. Calculation Agent. The duly appointed calculation agent for the Series U Preferred Stock shall be PNC Bank, National Association. The Corporation may, in its sole discretion, remove the calculation agent in accordance with the agreement between the Corporation and the calculation agent; provided that the Corporation shall appoint a successor calculation agent who shall accept such appointment prior to the effectiveness of such removal. The successor calculation agent may be an affiliate of the Corporation, or the Corporation may act as calculation agent.

7 IN WITNESS WHEREOF, the Corporation has caused this Statement With Respect to Shares to be signed by Alicia G. Powell, its Corporate Secretary, this 21st day of April 2022. THE PNC FINANCIAL SERVICES GROUP, INC. By: /s/ Alicia G. Powell Name: Alicia G. Powell Title: Corporate Secretary